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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 (No. 333-______), the Post Effective Amendments No. 2 to the Registration Statements on Form S-8 (Nos. 2-82186, 33-48363, 33-79146 and 333-06021) and the related Prospectus of WMS Industries Inc. and to the incorporation by reference therein of our reports dated August 19, 1997, with respect to the consolidated financial statements of WMS Industries Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

Chicago, Illinois
March 24, 1998